As filed with the Securities and Exchange Commission on December 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Western Gas Equity Partners, LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	4922	46-0967367
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip H. Peacock

Western Gas Equity Partners, LP

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Alan Beck Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Michael E. Dillard Sean T. Wheeler Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$434,679,300	$59,291

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	The total registration fee includes $49,411 that was previously paid for the registration of $362,250,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on November 5, 2012 (File No. 333-184763) and $9,880 for the registration of an additional $72,429,300 of proposed maximum aggregate offering price registered hereby.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Western Gas Equity Partners, LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-184763), initially filed by Western Gas Equity Partners, LP with the Securities and Exchange Commission on November 5, 2012, as amended by Amendment No. 1 thereto filed on November 13, 2012, Amendment No. 2 thereto filed on November 28, 2012 and Amendment No. 3 thereto filed on December 3, 2012, and which was declared effective on December 6, 2012, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-184763), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

8.1	—	Opinion of Bingham McCutchen LLP relating to tax matters

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-184763), filed with the Securities and Exchange Commission on December 3, 2012 and incorporated by reference herein)

23.3	—	Consent of Bingham McCutchen LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-184763) initially filed with the Securities and Exchange Commission on November 5, 2012 and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on December 6, 2012.

Western Gas Equity Partners, LP

By:	Western Gas Equity Holdings, LLC,
its General Partner

By:	/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert G. Gwin	Chairman of the Board	December 6, 2012

* Donald R. Sinclair	President, Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2012

/s/ Benjamin M. Fink Benjamin M. Fink	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	December 6, 2012

* R. A. Walker	Director	December 6, 2012

* Charles A. Meloy	Director	December 6, 2012

* Robert K. Reeves	Director	December 6, 2012

* By:	/s/ Benjamin M. Fink
Benjamin M. Fink
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number		Description

8.1	—	Opinion of Bingham McCutchen LLP relating to tax matters

23.1	—	Consent of KPMG LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-184763), filed with the Securities and Exchange Commission on December 3, 2012 and incorporated by reference herein)

23.3	—	Consent of Bingham McCutchen LLP (contained in Exhibit 8.1)

24.1	—

Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-184763) initially filed with the Securities and Exchange Commission on November 5, 2012 and incorporated by reference herein)

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